SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of
                            1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))

                         COLUMBUS MCKINNON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


Payment of filing fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1)Title of each class of securities to which transaction applies:
     (2)Aggregate number of securities to which transaction applies:
     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
     (4)Proposed maximum aggregate value of transaction:
     (5)Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)Amount Previously Paid:
     (2)Form, Schedule or Registration Statement No.:
     (3)Filing Party:
     (4)Date Filed:

                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 2001

              ----------------------------------------------------


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation (the "Company"), will be held at the Company's corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 20, 2001, at 10:00 a.m., local time, for the following purposes:

      1. To elect seven Directors to hold office until the 2002 Annual Meeting and until their successors have been elected and qualified;

      2. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on June 29, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

      It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish. We sincerely appreciate your prompt cooperation.


                                              LOIS H. DEMLER
                                              Corporate Secretary

Dated: July 23, 2001

                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197

                -------------------------------------------------

                                 PROXY STATEMENT

                -------------------------------------------------


      This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 20, 2001, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. The close of business on June 29, 2001 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting. At the close of business on June 29, 2001, the Company had outstanding 14,895,172 shares of common stock, $.01 par value per share ("Common Stock"), the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

      The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a Director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be elected at the Annual Meeting. Under the law of the State of New York, the Company's state of incorporation, only "votes cast" by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld will be counted in determining the existence of a quorum, but will not be counted towards such nominee's or any other nominee's achievement of plurality.

      The execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

      This Proxy Statement and form of proxy is first being sent or given to shareholders on July 23, 2001.

                              ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Currently, the Board of Directors is comprised of seven members.

      Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Timothy T. Tevens, Robert L. Montgomery, Jr., Herbert P. Ladds, Jr., Randolph A. Marks, L. David Black, Carlos Pascual and Richard H. Fleming, each of whom is presently a Director and has been previously elected by the Company's shareholders. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

      The  following   information  is  provided  concerning  the  nominees  for
Director:

      TIMOTHY T. TEVENS was elected President and a Director of the Company in January 1998 and assumed the duties of Chief Executive Officer in July 1998. From May 1991 to January 1998 he served as Vice President--Information Services of the Company and was elected Chief Operating Officer in October 1996. From 1980 to 1991, Mr. Tevens was employed by Ernst & Young LLP in various management consulting capacities.

      ROBERT L. MONTGOMERY, JR. joined the Company in 1974 and has served as Executive Vice President and Chief Financial Officer since 1987 and as a Director of the Company since 1982. Prior thereto he was employed as a certified public accountant by PricewaterhouseCoopers LLP.

      HERBERT P. LADDS, JR. has been a Director of the Company since 1973 and was elected Chairman of the Board of Directors of the Company in January 1998. He served as Chief Executive Officer of the Company from 1986 until his retirement in July 1998. He was President of the Company from 1982 until January 1998 and was Executive Vice President of the Company from 1981 to 1982 and Vice President--Sales & Marketing from 1971 to 1980. Mr. Ladds is also a director of Utica Mutual Insurance Company, Eastman Worldwide, R.P. Adams Company, Inc. and Fibron Products, Inc.

      RANDOLPH A. MARKS has been a Director of the Company since 1986. Mr. Marks is a private investor and is a retired Chairman of the Board of American Brass Company. He also serves as a director of Computer Task Group, Inc. and Delaware North Companies, Inc.

      L. DAVID BLACK has been a Director of the Company since 1995. Mr. Black was the Chairman of the Board of JLG Industries, Inc., from 1993 until his retirement in February 2001. In addition, he served as its President and Chief Executive Officer from 1991 until September 2000.

      CARLOS PASCUAL has been a Director of the Company since 1998. Since August 1999, Mr. Pascual has been Executive Vice President and President of Developing Markets Operations for Xerox. From January 1999 to August 1999, he served as Deputy Executive Officer of Xerox's Industry Solutions Operations. From August 1995 to January 1999, he served as President of Xerox Corporation's United States Customer Operations, and from July 1997 to January 1999 he also served as a Senior Vice President of Xerox Corporation. Prior thereto, since 1968 he has served in various capacities with Xerox Corporation.

      RICHARD H. FLEMING was appointed a Director of the Company in March 1999. In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corporation. Prior thereto, Mr. Fleming has served USG Corporation in various executive financial capacities since 1989, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During the year ended March 31, 2001, the Board of Directors held 15 meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served.

AUDIT COMMITTEE

      The Board of Directors has a standing Audit Committee (the "Audit Committee") comprised of Messrs. Black (Chairman), Pascual and Fleming. Each member of the Audit Committee is independent as defined in the listing standards of the National Association of Security Dealers. The duties of the Audit Committee consist of reviewing with the Company's independent auditors and its management, the scope and results of the annual audit and other services provided by the Company's independent auditors. The Audit Committee also reviews the scope and resulting reports of the Company's internal audits. The Audit Committee held 2 meetings in fiscal 2001. A copy of the Audit Committee's charter is annexed hereto as Appendix A.

COMPENSATION AND NOMINATION/SUCCESSION COMMITTEE

      The Compensation and Nomination/Succession Committee (the "Compensation Committee") consists of Messrs. Marks (Chairman), Pascual and Fleming, all non-employee independent directors. The Compensation Committee held 3 meetings in fiscal 2001. The Compensation Committee makes recommendations concerning the salaries for officers of the Company and incentive compensation for employees of and consultants to the Company.

OTHER COMMITTEES

      The Board of Directors does not have a standing executive committee, the functions of which are handled by the entire Board.

      A special Independent Committee of the Board of Directors (the "Independent Committee") was created in April 2000 to investigate strategic alternatives to enhance shareholder value. The Independent Committee was dissolved in February 2001. The Independent Committee was comprised of Messrs. Black (Chairman), Marks, Pascual and Fleming.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the Directors and executive officers of the Company:

      NAME                AGE              POSITION(S) HELD
      ----                ---              ----------------

Herbert P. Ladds, Jr.      68    Chairman of the Board

Timothy T. Tevens          45    President, Chief Executive Officer and Director

Robert L. Montgomery, Jr.  63    Executive Vice President, Chief Financial
                                 Officer and Director

Ned T. Librock             48    Vice President-Sales and Marketing

Karen L. Howard            39    Vice President-Controller

Joseph J. Owen             40    Vice President-Strategic Integration

Ernst K. H. Marburg        66    Vice President-Total Quality and Standards

Lois H. Demler             63    Corporate Secretary

Randolph A. Marks          65    Director

L. David Black             64    Director

Carlos Pascual             55    Director

Richard H. Fleming         53    Director


      All officers of the Company are elected annually at the first meeting of the Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of the Board of Directors. There are no family relationships between any officers or Directors of the Company. Recent business experience of the Directors is set forth above under "Election of Directors." Recent business experience of the executive officers who are not also Directors is as follows:

      NED T. LIBROCK was elected Vice President-Sales and Marketing in November 1995. Mr. Librock has been employed by the Company since 1990 in various sales management capacities. Prior to 1990, Mr. Librock was employed by Dynabrade Inc., a manufacturer of power tools, as director of Sales and Marketing.

      KAREN L. HOWARD was elected Vice President-Controller in January 1997. From June 1995 to January 1997, Ms. Howard was employed by the Company in various financial and accounting capacities. Prior to June 1995, Ms. Howard was employed by Ernst & Young LLP as a certified public accountant.

      JOSEPH J. OWEN was appointed Vice President-Strategic Integration in August 1999. From April 1997 to August 1999, Mr. Owen was employed by the
Company as Corporate Director-Materials Management. Prior thereto, he was employed by Ernst & Young LLP in various management consulting capacities.

      ERNST K. H. MARBURG has been employed by the Company since May 1980. Prior to his election as Vice President-Total Quality and Standards in October 1996, Mr. Marburg served the Company as Manager of Product Standards and Services for nearly sixteen years.

      LOIS H. DEMLER has been employed by the Company since 1963. She has been the Corporate Secretary of the Company since 1987.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following Summary Compensation Table sets forth certain information with respect to the compensation paid by the Company for services rendered during the fiscal years ended March 31, 1999, 2000 and 2001 for the chief executive officer and the other four most highly compensated executive officers of the Company. The amounts shown include compensation for services in all compensation capacities.


                                                    ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                                            ------------------------------------    -------------------------------------------
                                                                                                  SECURITIES
                                                                                    RESTRICTED    UNDERLYING
                                 FISCAL                             OTHER ANNUAL       STOCK       OPTIONS/        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS       COMPENSATION     AWARDS(1)     SARS(2)      COMPENSATION(3)
  ---------------------------     ----      ------      -----       ------------     ---------     -------      ---------------

Timothy T. Tevens,                2001     $450,000    $67,500     $      -              -             -            $8,412
  President and Chief             2000      448,769        -              -            2,488        54,000           9,485
  Executive Officer               1999      410,385     36,511            -              -             -             9,834


Robert L. Montgomery, Jr.,        2001      375,000     56,250            -              -             -            11,117
  Executive Vice President        2000      373,923        -              -            2,417           -            12,238
  And Chief Financial Officer     1999      339,115     52,609            -              -             -            12,703

Ned T. Librock,                   2001      210,000     31,500         24,867(4)         -             -            12,220
  Vice President -                2000      209,538        -           68,553(4)       1,386        36,000          15,316
  Sales and Marketing             1999      195,905     34,272            -              -             -            14,938


Karen L. Howard,                  2001      167,000     25,050         68,056(5)         -             -            10,975
  Vice President -                2000      163,240        -              -            1,031        36,000          15,474
  Controller                      1999      144,636     23,125            -            8,500           -            13,154


Joseph J. Owen,                   2001      165,000     21,450            -              -             -             8,435
  Vice President -                2000      160,500        -              -            1,016        18,000          11,758
  Strategic Integration           1999      142,500     22,625            -            8,500         1,000           7,460


-------------------------------------------------------------------------------------------------------------------------------


(1) Mr. Tevens was granted 2,488 shares of restricted Common Stock on June 10, 1999, which had a value on such date of $61,900. As of March 31, 2001, the number of restricted shares of Common Stock held by Mr. Tevens was 2,488, and the value of such restricted shares was $19,438. Mr. Montgomery was granted 2,417 shares of restricted Common Stock on June 10, 1999, which had a value on such date of $60,100, and a value as of March 31, 2001 of $18,883. Mr. Librock was granted 1,386 shares of restricted Common Stock on June 10, 1999, which had a value on such date of $34,500, 11,900 shares of restricted Common Stock on July 22, 1996, which had a value on such date of $166,600, and 5,100 shares of restricted Common Stock on August 1, 1994, which had a value on such date of $48,996. The restrictions on 5,100 of Mr. Librock's restricted shares of Common Stock lapsed on July 31, 1999, on which date such shares had a value of $116,981. As of March 31, 2001, the number of restricted shares of Common Stock held by Mr. Librock was 13,286, and the value of such restricted shares was $103,797. Ms. Howard was granted 1,031 shares of restricted Common Stock on June 10, 1999, which had a value on such date of $25,650, 8,500 shares of restricted Common Stock on August 17, 1998, which had a value on such date of $196,563, and 8,500 shares of restricted Common Stock on June 1, 1995, which had a value on such date of $107,875. The restrictions on 8,500 of Ms. Howard's restricted shares of Common Stock lapsed on May 31, 2000, on which date such shares had a value of $116,875. As of March 31, 2001, the number of restricted shares of Common Stock held by Ms. Howard was 9,531, and the value of such restricted shares was $74,461. Mr. Owen was granted 1,016 shares of restricted Common Stock on June 10, 1999, which had a value on such date of $25,300, and 5,000 shares of restricted Common Stock on April 14, 1997, which had a value on such date of $95,000. As of March 31, 2001, the number of restricted shares of Common Stock held by Mr. Owen was 6,016, and the value of such restricted shares was $47,000. The Company does not pay dividends on its outstanding shares of restricted Common Stock, but makes payments of additional compensation in lieu of such dividends. See footnote (3) below.

(2) Represents options granted to Messrs. Tevens and Librock, Ms. Howard and Mr. Owen pursuant to the Company's Incentive Stock Option Plan (the "Incentive Plan") in the amounts of 23,810, 22,345, 22,345, and 19,000, respectively and options granted to Messrs. Tevens and Librock and Ms. Howard pursuant to the Company's Non-Qualified Stock Option Plan (the "Non-Qualified Plan") in the amounts of 30,190, 13,655, and 13,655, respectively.

(3) Comprised of: (i) the value of shares of Common Stock allocated in fiscal 2001 under the Company's Employee Stock Ownership Plan (the "ESOP") to accounts for Messrs. Tevens, Montgomery, Librock, Ms. Howard and Mr. Owen in the amounts of $2,507, $5,232, $2,529, $1,718 and $1,543, respectively,
      (ii) premiums for group term life insurance policies insuring the lives of Messrs. Tevens, Montgomery, Librock, Ms. Howard and Mr. Owen in the amount of $108 each, (iii) compensation in lieu of dividends on restricted shares of Common Stock paid to Messrs. Tevens, Montgomery, Librock, Ms. Howard and Mr. Owen in the amounts of $697, $677, $4,325, $3,970 and $1,684, respectively and (iv) the Company's matching contributions under its 401(k) plan in the amount of $5,100 for each of Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen.

(4) Represents tax reimbursement payments made by the Company to Mr. Librock in fiscal 2001 and fiscal 2000 to offset the income tax effects of the expiration of the restrictions on 5,100 shares of restricted Common Stock granted to him in fiscal 1995 and released in fiscal 2000. See footnote
      (1) above.

(5) Represents tax reimbursement payments made by the Company to Ms. Howard in fiscal 2001 to offset the income tax effects of the expiration of the restrictions on 8,500 shares of restricted Common Stock granted to her in fiscal 1996 and released in fiscal 2000. See footnote (1) above.


OPTIONS GRANTED IN LAST FISCAL YEAR

      In fiscal 2001, The Company did not grant any stock options to the executives named in the Summary Compensation Table set forth above.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information with respect to the named executives concerning the exercise of options during fiscal 2001 and unexercised options held at the end of fiscal 2001.

                                                                                             VALUE OF UNEXERCISED
                                 SHARES                      NUMBER OF UNEXERCISED           IN THE MONEY OPTIONS
                                ACQUIRED      VALUE        OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END(1)
                                                          ---------------------------     ---------------------------
                               ON EXERCISE   REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
                               -----------   --------     -----------   -------------     -----------   -------------

Timothy T. Tevens,
  President and Chief
  Executive Officer               $ ---       $ ---          68,000         36,000           $ ---          $  ---

Robert L. Montgomery, Jr.,
  Executive Vice President
  and Chief Financial Officer       ---         ---            ---            ---              ---             ---

Ned T. Librock,
  Vice President -
  Sales  and Marketing              ---         ---          62,000         24,000             ---             ---










                                       7



Karen L. Howard,
  Vice President -
  Controller                        ---         ---          62,000         24,000             ---             ---

Joseph J. Owen,
  Vice President -
  Strategic Integration             ---         ---           6,750         12,250             ---             ---
---------------------------------------------------------------------------------------------------------------------


(1) The closing market value of Common Stock as of March 31, 2001 of $7.813 was less than the exercise prices of the options.


EMPLOYEE PLANS

      EMPLOYEE STOCK OWNERSHIP PLAN. The Company maintains the ESOP for the benefit of substantially all of its domestic non-union employees. The ESOP is intended to be an employee stock ownership plan within the meaning of Section 4975 (e)(7) of the Internal Revenue Code of 1986, as amended (the "Code") and an eligible individual account plan within the meaning of Section 407(d)(3) of the Code. From 1988 through 1998, the ESOP has purchased from the Company 1,373,549 shares of Common Stock (the "ESOP Shares") for the aggregate sum of approximately $10.5 million. The proceeds of certain institutional loans (the "ESOP Loans") were used to fund such purchases. The ESOP Loans are secured by the ESOP Shares, and are guaranteed by the Company. The ESOP acquired 479,900 shares of Common Stock in October 1998 for the aggregate sum of approximately $7.7 million. The proceeds of a loan from the Company were used to fund the purchase.

      On a quarterly basis, the Company makes a contribution to the ESOP in an amount determined by the Company's Board of Directors. In fiscal 2001, the Company's cash contribution was $1,491,494. The ESOP trustees utilize the entire contribution to make payments of principal and interest on the ESOP Loans.

      Common Stock not allocated to ESOP participants ("ESOP Shares") is recorded in an ESOP suspense account and is held as collateral for repayment of the ESOP Loans. As payments of principal and interest are received by the lenders, ESOP Shares are released from the ESOP suspense account annually and are then allocated to the ESOP participants in the same proportion as a participant's compensation for such year bears to total compensation of all participants.

      An ESOP participant becomes 100% vested in all amounts allocated to him or her after five years of service. The shares of Common Stock held by the participants in the ESOP represent a registration-type class of securities and are voted by the participants in the same manner as any other share of Common Stock.

      In general, Common Stock allocated to a participant's account is distributed upon his or her termination of employment at normal retirement (age
65) or death. The distribution is made in whole shares of Common Stock plus cash in lieu of any fractional shares.

      Robert L. Montgomery, Jr., Karen L. Howard, Robert H. Myers, Jr. and Timothy R. Harvey serve as Trustees of the ESOP. As of March 31, 2001, the ESOP owned approximately 1,458,629 shares of Common Stock. Common Stock allocated pursuant to the ESOP to Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen as of March 31, 2001 is 4,168 shares, 14,252 shares, 4,250 shares, 1,253 shares and 602 shares, respectively.

      PENSION PLAN. The Company has a non-contributory, defined benefit pension plan (the "Pension Plan") which provides certain of its employees with retirement benefits. For each year of Plan Participation (as defined in the "Pension Plan") limited to 35 years, a participant earns an annual pension benefit equal to 1.00% of Final Average Earnings (as defined in the Pension
Plan) plus .50% of that part, if any, of such compensation in excess of his Covered Compensation (as defined in the Pension Plan). Pension benefits are not subject to reduction for social security or other offset amounts. If Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen continue at their current levels of compensation and retire at age 65, the total estimated annual pension benefits under the Pension Plan for them would be approximately $64,268, $41,911, $58,922, $66,920 and $59,547, respectively.

      NON-QUALIFIED STOCK OPTION PLAN. In October 1995, the Company adopted the Columbus McKinnon Corporation Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and reserved, subject to certain requirements, an aggregate of 250,000 shares of Common Stock for issuance thereunder. Under the terms of the Non-Qualified Plan, options may be granted to officers and other key employees of the Company as well as to non-employee directors and advisors. In fiscal 2001, the Company granted options to purchase 1,350 shares of Common Stock under the Non-Qualified Plan.

      INCENTIVE STOCK OPTION PLAN. The Company's Columbus McKinnon Corporation Incentive Stock Option Plan (the "Incentive Plan"), which was adopted in October 1995, authorizes grants to officers and other key employees of the Company and its subsidiaries of stock options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The Incentive Plan reserved, subject to certain adjustments, an aggregate of 1,250,000 shares of Common Stock to be issued thereunder. Options granted under the Incentive Plan become exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Any option granted thereunder may be exercised not earlier than one year and not later than ten years from the date such option is granted. In the event of certain extraordinary transactions, including a change of control of the Company, the vesting of such options would automatically accelerate. In fiscal 2001 the Company granted options to purchase 31,350 shares of Common Stock under the Incentive Plan.

      RESTRICTED STOCK PLAN. The Company adopted the Columbus McKinnon Corporation Restricted Stock Plan (the "Restricted Stock Plan") in October 1995 and reserved, subject to certain adjustments, an aggregate of 100,000 shares of Common Stock to be issued upon the grant of restricted stock awards thereunder. Under the terms of the Restricted Stock Plan, the Compensation Committee may grant to employees of the Company and its subsidiaries restricted stock awards to purchase shares of Common Stock at a purchase price of not less than $.01 per share. Shares of Common Stock issued under the Restricted Stock Plan are subject to certain transfer restrictions and, subject to certain exceptions, shall be forfeited if the grantee's employment with the Company or any of its subsidiaries is terminated at any time prior to the date the transfer restrictions have lapsed. Grantees who remain continuously employed with the Company or its subsidiaries become vested in their shares five years after the date of the grant, or earlier upon death, disability, retirement or other special circumstances. The restrictions on any such stock awards automatically lapse in the event of certain extraordinary transactions, including a change of control of the Company. In fiscal 2001, no shares of Common Stock were awarded by the Company under the Restricted Stock Plan.

      EVA(R) INCENTIVE PLAN. In fiscal 1998, the Company adopted the Columbus McKinnon Corporation EVA(R) Incentive Compensation Plan (the "EVA(R) Plan") which is based upon Stern Stewart Economic Value Added ("EVA(R)" ) concepts. Under the EVA(R) Plan, for each fiscal year, each employee of the Company is assigned a target bonus by management ranging from 3% to 30% of base compensation, depending upon job classification. The actual bonus to be paid to an employee will be equal to his target bonus times a bonus multiple, which can be greater or less than 100%, based upon the relationship between actual EVA(R) results and targeted EVA(R) results. Payments under the EVA(R) Plan will be made within two and one half months of the completion of the applicable fiscal year. In fiscal 2001, bonuses paid under this plan to Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen were $67,500, $56,250, $31,500, $25,050 and
$21,450, respectively.

      401(K) PLAN. The Company maintains 401(k) retirement savings plans (the "401(k) Plans") which cover all employees in the United States who have completed at least 90 days of service. Employees may contribute up to 15% of their annual compensation (8% for highly compensated employees), subject to an annual limitation as adjusted by the Code. Employee contributions are matched by the Company in amount equal to 50% of the employee's Salary Reduction Contributions (as defined in the 401(k) Plan). The Company's matching contributions are limited to 3% of the employee's base pay and vest at the rate of 20% per year.


CHANGE IN CONTROL AGREEMENTS

      The Company has entered into change in control agreements (the "Change in Control Agreements") with Messrs. Tevens, Montgomery and Librock, Ms. Howard, Mr. Owen and certain other officers and employees of the Company. The Change in Control Agreements provide for an initial term of one year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term. Generally, each officer or employee is entitled to receive, upon termination of employment within thirty-six months of a "Change in Control" (unless such termination is because of death or disability, by the Company for "Cause" (as defined in the Change in Control Agreements), or by an officer or employee other than for "Good Reason" (as defined in the Change in Control Agreements)), (i) a lump sum severance payment equal to three times the sum of (A) his or her annual salary and (B) the greater of (1) the annual target bonus under the EVA(R) Plan in effect on the date of termination and (2) the annual target bonus under the EVA(R) Plan in effect immediately prior to the Change in Control, (ii) continued coverage for thirty-six months under the Company's medical and life insurance plans, (iii) at the option of the executive or employee, either three additional years of deemed participation in the Company's tax-qualified retirement plans or a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under the Company's tax-qualified retirement plans had he or she continued to be employed by the Company for three additional years and (iv) certain other specified payments. Aggregate "payments in the nature of compensation" (within the meaning of Section 280(G) of the Internal Revenue Code) payable to any executive or employee under the Change in Control Agreements is limited to the amount that is fully deductible by the Company under Section 280(G) of the Internal Revenue Code less one Dollar. The events that trigger a Change in Control under the Change in Control Agreements include (i) the acquisition of 20% or more of the Company's outstanding Common Stock by certain persons, (ii) certain changes in the membership of the Company's Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of the Company's assets and (v) the approval of the shareholders of the Company of a plan of dissolution or liquidation.

                     COMPENSATION AND NOMINATION/SUCCESSION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Compensation for the executive officers of the Company is administered by the Compensation and Nomination/Succession Committee which currently consists of three independent (non-employee) Directors. The Compensation and Nomination/Succession Committee approves the compensation arrangements of the Chief Executive Officer and other executive officers of the Company.

      The   following   objectives,   established   by  the   Compensation   and
Nomination/Succession Committee, are the basis for the Company's executive compensation program:

      o providing a comprehensive program with components including base salary, performance incentives, and benefits that support and align with the Company's goal of providing superior value to customers and shareholders; and

      o     ensuring that the Company is competitive  and can attract and retain
            qualified  and   experienced   executive   officers  and  other  key
            personnel; and

      o appropriately motivating its executive officers and other key personnel to seek to attain short term, intermediate term and long term corporate and divisional performance goals and to manage the Company for sustained long term growth.

      The Board of Directors of the Company has delegated to the Compensation and Nomination/Succession Committee responsibility for establishing and administering the compensation programs for the Chief Executive Officer and other executive officers.

      The Compensation and Nomination/Succession Committee reviews compensation policy and specific levels of compensation paid to the Chief Executive Officer and other executive officers of the Company and reports and makes recommendations to the Board of Directors regarding executive compensation, policies and programs.

      The Compensation and Nomination/Succession Committee is assisted in these efforts, when required by an independent outside consultant, and by the Company's internal staff, who provide the Compensation and Nomination/Succession Committee with relevant information and recommendations regarding compensation policies and specific compensation matters.


ANNUAL COMPENSATION PROGRAMS

      Executive base salaries are compared to manufacturing companies included in a periodic management survey completed by outside compensation consultants; all data has been regressed to revenues equivalent to the Company's. This survey is used because it reflects companies in the same revenue size and industry sectors as the Company. The Compensation and Nomination/ Succession Committee believes salaries should be targeted toward the median of the surveyed salaries reported, depending upon the relative experience and individual performance of the executive.

      Salary adjustments are governed by guidelines covering three factors (1) the individual executive officer's performance (merit), (2) market parity (to adjust salaries of high performing individuals based on the competitive market), and (3) promotions (to reflect increases in responsibility). In assessing market parity, the Company targets groups of companies surveyed and referred to above.

      Each executive officer's corporate position is assigned a title classification reflecting the Company's evaluation of the position's overall contribution to corporate goals and the value the labor market places on the associated job skills. A range of appropriate salaries is then assigned to that title classification. Each April, the salary ranges may be adjusted to reflect market conditions, including changes in comparison companies, inflation, and supply and demand in the market. The midpoint of the salary range corresponds to a "market rate" salary which the Compensation and Nomination/Succession Committee believes is appropriate for an experienced executive who is performing satisfactorily, with salaries in excess of the salary range midpoint appropriate for executives whose performance is superior or outstanding.

      The Compensation and Nomination/Succession Committee has recommended that any progression or regression within the salary range for an executive officer shall depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for the segments of the Company that such executive officer oversees as well as his contributions to the overall direction of the Company. Long term growth in shareholder value is an important factor. The results of executive officers' performance evaluations will form a part of the basis of the Compensation and Nomination/Succession Committee's decision to approve, at its discretion, future adjustments in base salaries of executive officers.


CHIEF EXECUTIVE OFFICER COMPENSATION

      Compensation decisions affecting the Chief Executive Officer were based on quantitative and qualitative factors. These factors were accumulated by an external compensation consulting firm and included comparisons of the Company's fiscal 1999 financial statistics to peer companies, strategic achievements such as acquisitions and their integration, comparisons of the base salary level to the median for comparable companies in published compensation surveys, as well as assessments prepared internally by other members of executive management. The bonus cited below was based on the Company's consolidated EVA(R) performance for fiscal 2000.

      There was no adjustment to Mr. Tevens' base salary effective April 2001.

      In fiscal 2001, Mr. Tevens received a bonus of $67,500 based upon fiscal 2000 EVA(R) results.

SECTION 162(M) OF INTERNAL REVENUE CODE

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a Company's chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to the Company's executive officers in fiscal 2001, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. However, the Compensation and Nomination/Succession Committee plans to review this matter periodically and to take such actions as are necessary to comply with the new statute to avoid non-deductible compensation payments.


                                              Randolph A. Marks
                                              Carlos Pascual
                                              Richard H. Fleming

                          REPORT OF THE AUDIT COMMITTEE


REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended March 31, 2001 with the Company's management. The Audit Committee has also discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed the independence of Ernst & Young LLP with that firm.

      Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.


ERNST & YOUNG LLP INFORMATION

      Fees related to services performed on behalf of the Company by Ernst & Young LLP for the year ended March 31, 2001 are as follows:

                                                               ($ in thousands)

         Audit Fees                                                $   257

         Financial Information Systems
            Implementation and Design                                    -

         All Other Fees
            a.  Tax services, statutory services and regulatory
                  and other SEC requirements and matters                45
            b.  Other (benefit plan audits)                            123
                                                                   -------
                                                                   $   425
                                                                   =======

      The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence and has concluded that it is.


                                              L. David Black
                                              Carlos Pascual
                                              Richard H. Fleming

                                PERFORMANCE GRAPH

     The Performance Graph shown below compares the cumulative total shareholder return on Common Stock, based on the market price of the Common Stock, with the total return of the S & P MidCap 400 Index and the Dow Jones Industrial - Diversified Index. The comparison of total return assumes that a fixed investment of $100 was invested on February 22, 1996 (the effective date of the Company's initial public offering) in Common Stock and in each of the foregoing indices and further assumes the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.


[ILLUSTRATION OF PERFORMANCE GRAPH]



                                             1996  1997  1998  1999  2000  2001
                                             ----  ----  ----  ----  ----  ----

Columbus McKinnon Corporation..............   100   113   178   132    88   54
S&P Midcap 400 Index.......................   100   111   165   166   229  213
Dow Jones Industrial - Diversified Index...   100   124   201   232   303  264


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation and Nomination/Succession Committee is composed of Randolph A. Marks, Carlos Pascual and Richard H. Fleming, each an outside director of the Company. None of the members of the Compensation and Nomination/Succession Committee was, during fiscal 2001 or prior thereto, an officer or employee of the Company or any of its subsidiaries. In fiscal 2001, none of the executive officers of the Company served on the Compensation Committee of another entity or on any other committee of the Board of Directors of another entity performing similar functions during such period, except that Mr. Ladds served on the Compensation Committee of the Board of Directors of Utica Mutual Insurance Company.


                            COMPENSATION OF DIRECTORS

      The Company pays an annual retainer of $20,000 to its Chairman of the Board and an annual retainer of $15,000 to each of its other outside directors. Directors who are employees of the Company do not receive an annual retainer. The Chairman of the Audit Committee and Compensation and Nomination/Succession Committee each receive an additional annual retainer of $2,500. In addition, each non-employee director also receives a fee of $1,000 for each Board of Directors and committee meeting attended and is reimbursed for any reasonable expenses incurred in attending such meetings. The Chairman of the Independent Committee received an annual retainer of $2,500. In addition, each member of the Independent Committee was paid a fee of $1,000 for each meeting attended and was reimbursed for any reasonable expenses incurred in attending such meetings.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001 all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of May 31, 2001 regarding the beneficial ownership of the Company's Common Stock by (a) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (b) by each Director; (c) by each of the executive officers named in the Summary Compensation Table; and (d) by all executive officers and Directors of the Company as a group.


                                                          NUMBER      PERCENTAGE
DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                 OF SHARES(1)   OF CLASS
---------------------------------------                 ------------  ----------
Herbert P. Ladds, Jr. (2)(3).........................      918,610        6.17
Timothy T. Tevens (2)(4).............................       99,174          *
Robert L. Montgomery, Jr. (2)(5).....................    1,151,997        7.73
Randolph A. Marks (2)................................      238,340        1.60
L. David Black (2)...................................        1,700          *
Carlos Pascual (2)...................................        1,500          *
Richard H. Fleming (2)...............................        1,504          *
Ned T. Librock (2)(6)................................       85,792          *
Karen L. Howard (2)(7)...............................       82,549          *
Joseph J. Owen (2)(8) ...............................       17,079          *
Columbus McKinnon Corporation Employee Stock
   Ownership Plan (2)................................    1,458,629        9.79
All Directors and Executive Officers
   as a Group (13 persons)(9)........................    2,652,327       17.80
Capital Group International, Inc. (10) ..............    1,625,100       10.91
Gilchrist B. Berg (11) ..............................    1,104,892        7.42
Dimensional Fund Advisors, Inc. (12).................      946,100        6.35
--------


*     Less than 1%.
(1) Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him, except to the extent that authority is shared by spouses under applicable law.
(2) The address of each of the executive officers and directors and the Columbus McKinnon Employee Stock Ownership Plan is c/o Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197.
(3) Includes (i) 735,355 shares of Common Stock owned directly, (ii) 163,705 shares of Common Stock owned directly by Mr. Ladds' spouse, and (iii) 19,550 shares of Common Stock held by Mr. Ladds' spouse as trustee for the grandchildren of Mr. Ladds.
(4) Includes (i) 19,956 shares of Common Stock directly, (ii) 7,000 shares of Common Stock owned directly by Mr. Tevens' spouse, (iii) 50 shares of Common Stock owned by Mr. Tevens' son, (iv) 4,168 shares of Common Stock allocated to Mr. Tevens' ESOP account and (v) 59,708 shares of Common Stock issuable under currently exercisable options granted to Mr. Tevens under the Incentive Plan and 8,292 shares of Common Stock issuable under currently exercisable options granted to Mr. Tevens under the Non-Qualified Plan. Excludes 14,102 shares of Common Stock issuable under options granted to Mr. Tevens under the Incentive Plan and 21,898 shares of Common Stock issuable under options granted to Mr. Tevens under the Non-Qualified Plan which are not exercisable within 60 days.
(5) Includes (i) 1,052,745 shares of Common Stock owned directly, (ii) 85,000 shares of Common Stock owned directly by Mr. Montgomery's spouse and (iii) 14,252 shares of Common Stock allocated to Mr. Montgomery's ESOP account. Excludes 1,444,377 additional shares of Common Stock owned by the ESOP for which Mr. Montgomery serves as one of four trustees and for which he disclaims any beneficial ownership.

(6) Includes (i) 19,390 shares of Common Stock owned directly, (ii) 152 shares of Common Stock owned by Mr. Librock's son, (iii) 4,250 shares of Common Stock allocated to Mr. Librock's ESOP account and (iv) 59,708 shares of Common Stock issuable under currently exercisable options granted to Mr. Librock under the Incentive Plan and 2,292 shares of Common Stock issuable under currently exercisable options granted to Mr. Librock under the Non-Qualified Plan. Excludes 12,637 shares of Common Stock issuable under options granted to Mr. Librock under the Incentive Plan and 11,363 shares of Common Stock issuable under options granted to Mr. Librock under the Non-Qualified Plan which are not exercisable within 60 days.
(7) Includes (i) 19,296 shares of Common Stock owned directly, (ii) 1,253 shares allocated to Ms. Howard's ESOP account, and (iii) 59,708 shares of Common Stock issuable under currently exercisable options granted to Ms. Howard under the Incentive Plan and 2,292 shares of Common Stock issuable under currently exercisable options granted to Ms. Howard under the Non-Qualified Plan. Excludes (i) 1,457,376 additional shares of Common Stock owned by the ESOP for which Ms. Howard serves as one of four trustees and for which she disclaims any beneficial ownership and (ii) 12,637 shares of Common Stock issuable under options granted to Ms. Howard under the Incentive Plan and 11,363 shares of Common Stock issuable under options granted to Ms. Howard under the Non-Qualified Plan which are not exercisable within 60 days.
(8) Includes (i) 8,429 shares of Common Stock owned directly, (ii) 1,298 shares of Common Stock owned by Mr. Owen's spouse, (iii) 602 shares of Common Stock allocated to Mr. Owen's ESOP account, and (iv) 6,750 shares of Common Stock issuable under currently exercisable options granted to Mr. Owen under the Incentive Plan. Excludes 12,250 shares of Common Stock issuable under options granted to Mr. Owen under the Incentive Plan.
(9) Includes (i) options to purchase an aggregate of 208,950 shares of Common Stock issuable to certain executive officers under the Incentive Plan and Non-Qualified Plan, all of which are exercisable within 60 days. Excludes the shares of Common Stock owned by the ESOP as to which Mr. Montgomery and Ms. Howard serve as trustees, except for an aggregate of 41,761 shares allocated to the respective ESOP accounts of the executive officers of the Company and (ii) options to purchase an aggregate of 115,400 shares of Common Stock issued to certain executive officers under the Incentive Plan and Non-Qualified Plan, none of which are exercisable within 60 days.
(10) Based on information set forth in Schedule 13G filed with the Commission by Capital Group International, Inc. on March 31, 2001. The stated business address for Capital Group International, Inc. is 333 South Hope Street, Los Angeles, California 90071.
(11) Based on information set forth in Schedule 13G filed with the Commission on March 31, 2001 by Gilchrist B. Berg. The stated business address for Mr. Berg is 225 Water Street, Suite 1987, Jacksonville, Florida 32202.
(12) Based on information set forth in Schedule 13G to be filed with the Commission on March 31, 2001 by Dimensional Fund Advisors, Inc. The stated business address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.


                             SOLICITATION OF PROXIES

      The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by Directors, officers and employees of the Company at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                  OTHER MATTERS

      The Company's management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

                                OTHER INFORMATION

      Ernst & Young LLP has been selected as the independent auditors for the Company's current fiscal year and has been the Company's independent auditors for its most recent fiscal year ended March 31, 2001.

      Representatives of Ernst & Young LLP are expected to be present at the 2001 Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

      Effective April 1, 2001, the Company placed its directors and officers indemnification insurance coverage with Continental Casualty Company for a term of one year at a cost of $173,500. This insurance provides coverage to the Company's executive officers and directors individually where exposures exist for which the Company is unable to provide direct indemnification.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197,
Attention: Robert L. Montgomery, Jr. Each such request must set forth a good faith representation that, as of June 29, 2001, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Shareholders.


                             SHAREHOLDERS' PROPOSALS

      Proposals of shareholders intended to be presented at the 2002 Annual Meeting must be received by the Company by March 18, 2002 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, the Company's by-laws require that notice of shareholder proposals and nominations for director be delivered to the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within a period commencing 30 days before such anniversary date and ending 30 days after such anniversary date, such shareholder notice shall be delivered by the later of (i) 60 days prior to the date of the Annual Meeting or (ii) the tenth day following the date such Annual Meeting date is first publicly announced or disclosed. The date of the 2002 Annual Meeting has not yet been established. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and proxy relating to the 2002 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.


                                              LOIS H. DEMLER
                                              Corporate Secretary

Dated:  July 23, 2001

                                   APPENDIX A

                          COLUMBUS MCKINNON CORPORATION
                                 (THE "COMPANY")


AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board of Directors for approval the selection of the Company's independent auditors.

o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of its examinations.

o The Committee will ensure that the independent auditors perform a review of the interim financial statements of the Company, in accordance with STATEMENT OF AUDITING STANDARDS NO. 71, prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to the shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee relies on the representations of management and the expertise of the independent auditors in order to ensure that the Company's financial statements are presented in accordance with Generally Accepted Accounting Principles and this charter is not intended to suggest any responsibility not consistent with this reliance.



Dated as of May 22, 2000

                        ANNUAL MEETING OF SHAREHOLDERS OF
                          COLUMBUS MCKINNON CORPORATION

                                 August 20, 2001

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------

PLEASE DATE, SIGN AND MAIL YOUR ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.


TO VOTE BY INTERNET
-------------------

PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.

YOUR CONTROL NUMBER IS
                           ---------------  ---------------

                                      PROXY

                          COLUMBUS MCKINNON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints TIMOTHY T. TEVENS and ROBERT L. MONTGOMERY, JR. and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the "Company") to be held at the Company's corporate offices at 140 John James Audubon Parkway, Amherst, New York, on August 20, 2001 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

1.  ELECTION OF DIRECTORS:

      |_|  FOR all nominees listed below      |_| WITHHOLD AUTHORITY to vote
           (except as marked to the               for all nominees listed below
            contrary below)

              HERBERT P. LADDS, JR.
              TIMOTHY T. TEVENS
              ROBERT L. MONTGOMERY, JR.
              RANDOLPH A. MARKS
              L. DAVID BLACK
              CARLOS PASCUAL
              RICHARD H. FLEMING

(Instruction:  To withhold authority to vote
 for any individual nominee mark "FOR" all
 nominees above and write the name(s) of that
 nominee(s) with respect to whom you wish to
 withhold authority to vote here:
                                                 ------------------------------

                                                 ------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

Dated:  ______________, 2001
                                                 ------------------------------
                                                 Signature

                                                 ------------------------------
                                                 Signature if held jointly

                           Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        ANNUAL MEETING OF SHAREHOLDERS OF
                          COLUMBUS MCKINNON CORPORATION

                                 August 20, 2001

                                      ESOP

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------

PLEASE DATE, SIGN AND MAIL YOUR ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.


TO VOTE BY INTERNET
-------------------

PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS
                           ---------------  ---------------

                          COLUMBUS MCKINNON CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
           VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Trustees of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "ESOP") are hereby authorized to represent and to vote as designated herein the shares of the undersigned held under the ESOP at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the "Company") to be held at the Company's corporate offices at 140 John James Audubon Parkway, Amherst, New York, on August 20, 2001 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous voting instructions, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING YOUR ESOP SHARES ON ANY ITEMS


1.  ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below       |_| WITHHOLD AUTHORITY to vote
          (except as marked to the                for all nominees listed below
           contrary below)

            HERBERT P. LADDS, JR.
            TIMOTHY T. TEVENS
            ROBERT L. MONTGOMERY, JR.
            RANDOLPH A. MARKS
            L. DAVID  BLACK
            CARLOS PASCUAL
            RICHARD H. FLEMING

(Instruction:  To withhold authority to vote
 for any individual nominee mark "FOR" all
 nominees above and write the name(s) of that
 nominee(s) with respect to whom you wish to
 withhold authority to vote here:
                                                 ------------------------------

                                                 ------------------------------


2. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED , THIS VOTING INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE ANY ALLOCATED ESOP SHARES "FOR" PROPOSAL NO. 1.

Dated:  _______________, 2001
                                                 ------------------------------
                                                 Signature

                           Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. PLEASE SIGN, DATE AND MAIL THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.